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                                                                    Exhibit 32.1

     CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Astralis, Ltd. (the "Company"), certifies that:

(1) the Interim Report on Form 10-QSB of the Company for the quarter ended September 30, 2006 (the "Report") fully complies with the requirements of
      Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Interim Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: November 20, 2006                 By: /s/ Dr. Jose A. O'Daly
                                             -----------------------------------
                                             Dr. Jose A. O'Daly
                                             Interim Chief Financial Officer,
                                             Chief Scientific Officer & Chairman
                                             of the Board
                                             (Authorized Signatory on behalf of
                                             Registrant)

      This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.


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